Exhibit 4.6

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

Issue Date: March 5, 2007

OPENTABLE, INC.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, Deborah Meredith, and her registered assigns (the “Holder”), is entitled to purchase from OpenTable, Inc., a Delaware corporation (the “Company”), at any time after the date specified in Section 1 hereof and ending at 5:00 p.m. California time on the Expiration Date, as such term is defined in Section 1 hereof, 44,271 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price (the “Exercise Price”) of $0.39 per share, upon the terms and subject to the conditions set forth herein (the “Warrant”).

1.                                     Term.  This Warrant shall be exercisable through the first to occur of (a) March 4, 2017, (b) a Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof) or (c) the consummation of the initial public offering of shares of the Company’s Common Stock (the “Expiration Date”).

2.                                     Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by:

(a)                                  the surrender of this Warrant (with the Notice of Exercise form attached hereto as Attachment A) at the principal office of the Company; and

(b)                                 the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Warrant Shares then being purchased.

If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.  Upon receipt by the Company of this Warrant and such notice of exercise, together with, if applicable, the aggregate Exercise Price, at such office, or by the stock transfer agent or warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.  The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

3.                                     Net Exercise.  In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares, the aggregate value of which Warrant Shares shall be equal to the value of this Warrant or the portion thereof being converted.  The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder’s intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y(A-B)

    A

Where:

X =                             The number of Warrant Shares to be issued to the holder upon exercise of Conversion Right.

Y =          The number of Warrant Shares issuable upon exercise of this Warrant (or such lesser number as are being exercised).

A =         The fair market value of one Warrant Share, as determined by the Board of Directors of the Company, at the time the Conversion Right is exercised pursuant to Section 3.

B =                              Exercise Price for one Warrant Share under this Warrant (as adjusted to the date of such calculations).

4.                                     Stock Fully Paid; Reservation of Warrant Shares.  All shares of stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5.                                     Adjustment of Exercise Price and Number of Warrant Shares.  The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

5.1                                 Reclassification; Merger.  In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, the Holder shall have the right to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of stock.  The provisions of this Section 5.1 shall similarly apply to successive reclassifications, changes and mergers.

5.2                                 Subdivision or Combination of Warrant Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, including without limitation through a reverse stock split, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

5.3                                 Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in, or make any other distribution with respect to stock (except any distribution specifically provided for in the foregoing Sections 5.1 and 5.2) of, stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

5.4                                 Adjustment of Number of Warrant Shares.  Upon each adjustment in the Exercise Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

6.                                     Fractional Warrant Shares.  No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7.                                     Holder Representations, Warranties and Covenants.

The Holder hereby represents and warrants to and covenants with the Company as follows:

7.1                                 Authorization.  The Holder has full power and authority to enter into this Warrant, and this Warrant constitutes her valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

7.2                                 Investment Experience.  The Holder represents that she is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”), and has experience in evaluating and investing in securities of companies similar to the Company so that she is capable of evaluating the merits and risks of her investment in the Warrant (together with the Warrant Shares issuable upon exercise of the Warrant, the “Securities”) and has the capacity to protect her own interests.

7.3                                 Acquired Entirely for Own Account.  This Warrant is issued to the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Warrant the Holder hereby confirms, that the Securities to be received by the Holder will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Holder further represents that she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to the Securities.

7.4                                 Restricted Securities.  The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Holder represents that she is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Holder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from registration is available.  The Holder understands that the Company has no present intention of registering the Securities.  The Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Holder might propose.

7.5                                 No Public Market.  The Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

7.6                                 Disclosure of Information.  The Holder has conducted the due diligence she determined in her sole judgment was necessary or appropriate and has received all the information she considers necessary or appropriate for deciding whether to acquire the Securities.  The Holder has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management.  The Holder understands and acknowledges that such discussions, as well as any written information issued by the Company, (a) were intended to describe the aspects of the Company’s business which the Company believes to be material, but were not necessarily an exhaustive description, and (b) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

7.7                                 Market Standoff.  The Holder agrees, if requested by the Company in connection with the Company’s initial public offering, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Holder during a period of time determined by the Company and its underwriters (not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act relating to such initial public offering, but subject to extension as may be required to comply with Rule 2711 of the National Association of Securities Dealers, Inc. (or any successor rule thereto)).  The Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters in connection with the Company’s initial public offering which are consistent with the foregoing and which are necessary to give further effect thereto.  The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 7.7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock (or other securities) of the Company held by the Holder until the end of such period.

7.8                                 Residence.  The Holder’s principal residence is in the state identified in the address of the Holder set forth beneath her signature hereto.

7.9                                 Legends.  The Holder understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a)                                  “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.”

(b)                                 Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

(c)                                  Any legend required by the Company’s bylaws.

7.10                           Representations on Exercise.  Upon exercise of this Warrant and as a condition thereof, the Holder hereof shall confirm in writing, in a form of Attachment A, that the representations and warranties in Section 7 are true and correct as of the date of exercise.  In addition, the Holder shall provide such additional information regarding such Holder’s financial and investment background, as the Company may reasonably request, as is relevant for purposes of determining the Holder’s suitability with respect to a purchase of the Warrant Shares.

7.11                           Transferability of Warrant.  Neither this Warrant nor the Warrant Shares issuable upon exercise thereof shall be transferred or assigned in whole or in part unless (a) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (b) the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Warrant and (c):

(i)                                     There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)                                  The Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

8.                                     Rights of Stockholders.  No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

9.                                     Governing Law.  The terms and conditions of this Warrant shall be governed by and construed in accordance with Delaware law, without giving effect to principles of conflicts of law.

10.                               Notices.  Any notice required or permitted under this Warrant shall be given in writing and shall be deemed to have been adequately given if (a) delivered in person (in a manner through which delivery may be verified), (b) sent by nationally recognized overnight delivery service or (c) mailed, certified mail, return receipt requested, to the party to be notified at the address indicated beneath its signature hereto, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

11.                               Amendments and Waivers.  Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

12.                               Counterparts.  This Warrant may be executed in two or more counterparts, and counterparts by facsimile or PDF e-mail, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant or caused this Warrant to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

THE COMPANY:

OPENTABLE, INC.

By:	/s/ Thomas H. Layton
Thomas H. Layton
Chief Executive Officer

Address:
799 Market Street, 4th Floor
San Francisco, CA 94103

THE HOLDER:

DEBORAH MEREDITH

/s/ Deborah Meredith

Address:

SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT

ATTACHMENT A

NOTICE OF EXERCISE

TO:                            OpenTable, Inc.

1.                                     The undersigned hereby elects to purchase                          shares of Common Stock of OpenTable, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

1.                                     The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 3 of the Warrant.  This conversion is exercised with respect to                                                of the shares covered by the Warrant.

[Strike paragraph above that does not apply.]

2.                                     Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

3.                                     The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.  In support thereof, the undersigned hereby represents and warrants to the Company that the representations and warranties contained in Section 7 of the Warrant are true and correct as of the date of exercise.

WARRANTHOLDER

Date:

Common Stock Purchase Warrant Notice of Exercise